The MIIX GROUP, INCORPORATED
Two Princess Road
Lawrenceville, NJ  08648



                                                           April 9, 2002


Dear Shareholders:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of The MIIX Group, Incorporated, which will be held at the Company's headquarters located at Two Princess Road, Lawrenceville, New Jersey, on Thursday, May 9, 2002, at 10:00 a.m. (EDT).

      The business to be considered and voted on at the meeting is explained in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

      ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, OR SUBMIT YOUR VOTE BY TELEPHONE OR THE INTERNET AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. Your vote is important. Returning the enclosed proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

         Thank you for your support of our Company.

Sincerely,



/s/ Patricia A. Constante                  /s/ Vincent A. Maressa
--------------------------                 ---------------------------
Patricia A. Costante                       Vincent A. Maressa, Esq.
President and                              Chairman of the Board
Chief Executive Officer

                          THE MIIX GROUP, INCORPORATED
                                TWO PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting of Shareholders of The MIIX Group, Incorporated, a Delaware corporation (the "Company"), will be held at the Company's headquarters, located at Two Princess Road, Lawrenceville, New Jersey, on Thursday, May 9, 2002, 10:00 a.m. (EDT) for the following purposes:

1. To consider and vote on the election of three directors to serve until the Annual Meeting of Shareholders in 2005 or until their successors are duly elected and qualified.

2. To transact such other business as may be properly brought before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on March 22, 2002 are entitled to receive notice of, and to vote at the Annual Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. Alternatively, you may vote by telephone or the Internet, as explained on the proxy. The proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

By Order of the Board of Directors,



/s/ Vincent A. Maressa
-------------------------
Vincent A. Maressa, Esq.
Chairman of the Board


Dated:  April 9, 2002

                          THE MIIX GROUP, INCORPORATED
                                TWO PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 9, 2002


The proxy accompanying this Proxy Statement is solicited by the Board of Directors of The MIIX Group, Incorporated, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Company's headquarters, Two Princess Road, Lawrenceville, New Jersey 08648, at 10:00 a.m. (EDT) on Thursday, May 9, 2002, and at any postponement or adjournment thereof. The date of this Proxy Statement is April 9, 2002, the approximate date on which it was first mailed to shareholders. Please complete, date and sign the enclosed proxy and return it promptly in the envelope provided, whether or not you plan to attend the annual meeting. Alternatively, you may vote by telephone or the Internet, as explained in the proxy. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. The proxy may be revoked by appropriate written notice to the Secretary of the Company or by voting in person at the meeting.

GENERAL INFORMATION

A copy of the Company's Annual Report on Form 10-K for 2001, including consolidated financial statements for the year ended December 31, 2001, accompanies this Proxy Statement.

As of March 22, 2002, the record date for the determination of shareholders entitled to vote at the Annual Meeting, 13,392,173 shares of Common Stock of the Company were issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted on at the Annual Meeting for each share of Common Stock held of record as of the record date. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE THREE NOMINEES NAMED IN THE PROXY AS DIRECTORS OF THE COMPANY.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed as follows: The MIIX Group, Incorporated, Two Princess Road, Lawrenceville, New Jersey 08648, Attention:
Catherine E. Williams.

QUORUM AND VOTING REQUIREMENTS

The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum to conduct business at the Annual Meeting. The three nominees for director receiving the highest number of affirmative votes at the Annual Meeting shall be elected as directors. With respect to the election of directors, shareholders may (1) vote "for" all three nominees, (2) "withhold" authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees, but vote for all other nominees. Because directors are elected by a plurality of the votes cast, withholding authority to vote for a particular candidate does not have the same impact as a vote against a proposition which requires the affirmative votes of the holders of a specified percentage of the votes cast or votes present for adoption. Similarly, any "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters, but not on others) would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THREE NOMINEES.

Shares may be voted by mail, telephone or the Internet. Shareholders with shares registered directly with EquiServe Trust Company, N.A., the Company's transfer agent, may vote by telephone by calling (877) 779-8683, or the Internet by logging onto WWW.EPROXYVOTE.COM/MHU, or mailing the signed and completed proxy to The MIIX Group, Incorporated, c/o EquiServe, P. O. Box 8240, Edison, New Jersey 08818-9177. A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers telephone voting options. This program is different from the program provided by EquiServe, for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the program, you may vote those shares by calling the telephone number referenced on your proxy. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 22, 2002, by (i) each shareholder known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and each additional executive officer named in the summary compensation table under "Executive Compensation," and (iv) all directors and Executive Officers of the Company as a group. The Company believes that, except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

===============================================================================================================
                                                    SHARES OF
                                                    COMMON              STOCK
                                                    STOCK               OPTIONS                          %
                                                    BENEFICIALLY        VESTED &                         OF
NAME                                                OWNED               EXERCISABLE(1)    TOTAL          CLASS
===============================================================================================================
FMR Corp.(2)                                         1,050,900                  0         1,050,900       7.8%
---------------------------------------------------------------------------------------------------------------
Medical Society of New Jersey (3) (4)                  821,365                  0           821,365       6.1%
---------------------------------------------------------------------------------------------------------------
Patricia A. Costante                                    10,500             51,250            61,750          *
---------------------------------------------------------------------------------------------------------------
Thomas M. Redman                                        34,330             80,000           114,330          *
---------------------------------------------------------------------------------------------------------------
Joseph J. Hudson                                        38,237             45,000            83,237          *
---------------------------------------------------------------------------------------------------------------
Edward M. Grab                                               0             32,500            32,500          *
---------------------------------------------------------------------------------------------------------------
Catherine E. Williams                                       50             13,750            13,800          *
---------------------------------------------------------------------------------------------------------------
Stewart J. Gerson                                       10,000              8,750            18,750          *
---------------------------------------------------------------------------------------------------------------
Daniel G. Smereck                                       33,333                  0            33,333          *
---------------------------------------------------------------------------------------------------------------
Kenneth Koreyva                                              0                  0                 0          *
---------------------------------------------------------------------------------------------------------------
Richard Quagliaroli                                          0                  0                 0          *
---------------------------------------------------------------------------------------------------------------
Angelo S. Agro, M.D. (5) (12)                            2,228             11,250            13,478          *
---------------------------------------------------------------------------------------------------------------
Harry M. Carnes, M.D. (6) (12)                           8,711             24,921            33,632          *
---------------------------------------------------------------------------------------------------------------
Paul J. Hirsch, M.D. (7) (12)                           30,381             14,732            45,113          *
---------------------------------------------------------------------------------------------------------------
Vincent A. Maressa, Esq. (8) (12)                        6,670             11,250            17,920          *
---------------------------------------------------------------------------------------------------------------
A. Richard Miskoff, D.O. (12)                              714             17,802            18,516          *
---------------------------------------------------------------------------------------------------------------
Eileen Marie Moynihan, M.D. (9) (12)                       940             12,179            13,119          *
---------------------------------------------------------------------------------------------------------------
Carl Restivo, Jr., M.D. (12)                            69,076             13,107            82,183          *
---------------------------------------------------------------------------------------------------------------
Martin L. Sorger, M.D. (10) (12)                         7,593             13,107            20,700          *
---------------------------------------------------------------------------------------------------------------
Bessie M. Sullivan, M.D. (11) (12)                       1,667             24,921            26,588          *
---------------------------------------------------------------------------------------------------------------
All directors and executive                            254,430            374,519           628,949         4%
   officers as a group
   (18 persons)
---------------------------------------------------------------------------------------------------------------

* Less than 1% of the number of shares of Common Stock outstanding.

(1) Represents shares of Common Stock subject to options held by the named individual exercisable on or prior to May 30, 2002.

(2) The number of shares listed above includes 1,041,400 shares owned beneficially by Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 995,100 shares or 7.388% of the Common Stock outstanding. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III, chairman of FMR Corp., FMR Corp. (through its control of Fidelity), and the various funds each has sole power to dispose of the 1,041,400 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson III, has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds' boards of trustees.

(3) Medical Society of New Jersey ("MSNJ") has sole power to vote all shares. Pursuant to the Stock Purchase Agreement between MSNJ and the Company, MSNJ received 814,815 shares of the Company's Common Stock. MSNJ may not transfer any of the 814,815 shares for a period of ten years following October 15, 1997, without the approval of the Company. Vincent A. Maressa, Esq., is the Executive Director and General Counsel of MSNJ. Mr. Maressa disclaims any beneficial ownership of the shares of the Company owned by MSNJ.

(4)   The address of MSNJ is Two Princess Road, Lawrenceville, New Jersey 08648.

(5) Dr. Agro is President and a trustee of MSNJ. Dr. Agro disclaims beneficial ownership of the shares of the Company owned by MSNJ.

(6) Dr. Carnes' shares include 1,400 shares held by his grandchildren. Dr. Carnes disclaims beneficial ownership of the shares owned by his grandchildren.

(7) Dr. Hirsch is a trustee and participant of the BioSport Orthopaedic and Sports Medicine Profit Sharing Plan. The Plan currently holds 10,000 shares, which are included in the shares of Common Stock beneficially owned and the total shares shown. Dr. Hirsch disclaims beneficial ownership of shares held pursuant to the Plan except to the extent that he is a participant in the Plan.

(8) Mr. Maressa's shares include 1,355 shares held by his spouse, Arlene Maressa. Mr. Maressa disclaims beneficial ownership of the shares owned by his spouse.

(9) Dr. Moynihan is the Treasurer and a trustee of MSNJ. Dr. Moynihan disclaims beneficial ownership of the shares of the Company owned by MSNJ.

(10) Dr. Sorger's shares include 2,000 shares held by his son, John Sorger. Dr. Sorger disclaims beneficial ownership of the shares owned by his son.

(11) Dr. Sullivan is the Secretary and a trustee of MSNJ. Dr. Sullivan disclaims beneficial ownership of the shares of the Company owned by MSNJ.

(12) Assumes an annual stock option grant of 15,000 shares at the Annual Shareholders' Meeting. The awards granted will vest in equal annual increments over a four (4) year period commencing on the Annual Shareholders' Meeting date, May 9, 2002.

ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

The Board of Directors is divided into three classes, with the term of office of each class ending in successive years. At the Annual Meeting, three directors are to be elected for terms ending at the Annual Meeting of Shareholders in the year 2005 or until their respective successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders named on the enclosed form of proxy intend to vote "FOR" the election of all directors. Although the persons nominated have consented to serve as Directors if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve, if any nominee withdraws or otherwise becomes unable to serve prior to the Annual Meeting, the persons named as proxies will vote for any substitute nominee selected by the Board of Directors.

Set forth below is certain information regarding the nominees for election as directors and those directors whose terms of office as directors will continue after the Annual Meeting, including their ages, a brief description of their business experience, certain directorships held by each of them and the year in which each became a director of the Company.

NOMINEES FOR ELECTION FOR A TERM OF THREE YEARS ENDING AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2005

Patricia A. Costante, (45) Director since 2001. Patricia A. Costante currently serves as President and Chief Executive Officer for the Company. Before being named Chief Executive Officer, Ms. Costante was the Chief Operating Officer. Prior to serving as Chief Operating Officer, she was Senior Vice President responsible for the sale and delivery of all products and services to the New Jersey physician market. Prior to being named Senior Vice President, Ms. Costante was President of MIIX Healthcare Group, Inc., a subsidiary of New Jersey State Medical Underwriters, Inc. ("Underwriter").

Ms. Costante received a Master of Business Administration from the Stern School of Business/New York University. She also received a Master of Social Work in Healthcare and a post-Master certification in Human Services Administration from Rutgers - The State University of New Jersey. She is an adjunct faculty member of Rutgers, where she teaches healthcare management at the graduate level.

Ms. Costante is Deputy Editor, New Jersey Medicine, Journal of the Medical Society of New Jersey; Member, Board of Trustees, Catholic Charities, Diocese of Trenton; Member, Board Development Committee, Catholic Charities, Diocese of Trenton; Chair, Physician Service Committee, Catholic Charities, Diocese of Trenton. Ms. Costante is also a Diplomate, American College of Healthcare Executives; Diplomate, American Association of Healthcare Consultants; a Certified Healthcare Consultant; and Member, American Association of Medical Society Executives.

She is a frequent author and lecturer on professional medical liability issues, healthcare compliance, clinical practice and program development.

Angelo S. Agro, M.D., (53) Director since 1997. Dr. Agro has been a member of the Board of Directors of the Underwriter since 1990. He is a physician certified by the American Board of Otolaryngology. Dr. Agro has practiced in Voorhees, New Jersey, for more than five years with Professional Otolaryngology Associates. He is a member of the American Academy of Otolaryngology, the American Medical Association, the American College of Surgeons, and the President and a trustee of the Medical Society of New Jersey.

Carl Restivo, Jr., M.D., (56), Director since 1997. Dr. Restivo has been a member of the Board of Directors of the Underwriter since 1997. He has been a board-certified physician in Jersey City, New Jersey, for more than five years. Dr. Restivo is a Delegate for the New Jersey Chapter of the American Medical Association and a past president of the Arthritis Foundation. He is a past president of the Medical Society of New Jersey.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

Vincent A. Maressa, Esq., (59) Chairman of the Board of Directors since 1997. Mr. Maressa has been Chairman of the Board of Directors of the Underwriter since 1990 and a member of the Board of Directors of the Underwriter since 1977. He has been the Executive Director and General Counsel of the Medical Society of New Jersey since 1973. Mr. Maressa is a member of the American Bar Association, the American Society of Medical Executives, and Mercer County Bar Association.

Harry M. Carnes, M.D., (69) Director since 1997. Dr. Carnes became a member of the Board of Directors of the Underwriter in 1989. He has been a physician in Audubon, New Jersey, for more than five years. Dr. Carnes is the President of the New Jersey Academy of Medicine. He is a member of the American Academy of Family Practice, the Camden County Medical Society, and the Medical Society of New Jersey. Dr. Carnes is Chairman of the New Jersey Medical Political Action Committee and a delegate to the American Medical Association.

Bessie M. Sullivan, M.D., (60) Director since 1997. Dr. Sullivan became a member of the Board of Governors of the Medical Inter-Insurance Exchange of New Jersey ("Exchange") a predecessor of MIIX Insurance Company, a subsidiary of the Company, in 1992. She has been a board-certified physician in Edison, New Jersey, for more than five years with Arthritis, Allergy & Immunology Center. Dr. Sullivan is a member of the American Medical Association, the American Rheumatism Association, a trustee and Secretary of the New Jersey Medical Society, and a member of the Executive Committee of the Union County Medical Society.

TERMS EXPIRING AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS

Paul J. Hirsch, M.D., (64) Vice Chairman of the Board of Directors since 1997. Dr. Hirsch is Chairman and had been Vice Chairman of the Board of Directors of the Underwriter, now a subsidiary of the Company, since 1990. He has been a board-certified physician in Bridgewater, New Jersey, for more than five years with BioSport Orthopedics and Sports Medicine. Dr. Hirsch is President and Medical Director of InterMedix, an orthopedic specialty care network. He is a member of the American Academy of Orthopedic Surgeons, the American Orthopedic Association, the American College of Surgeons, the American Medical Association, and the Medical Society of New Jersey. He currently serves on the Boards of Trustees for Raritan Valley Community College, Somerset IPA, a multi-specialty care network, the American Orthopedic Association and the Academy of Medicine of New Jersey. Dr. Hirsch is a clinical professor of orthopedic surgery at Seton Hall School of Graduate Medical Education and Editor in Chief of NEW JERSEY MEDICINE.

A. Richard Miskoff, D.O., (60) Director since 1997. Dr. Miskoff became a member of the Board of Governors of the Exchange in 1994. He has been a board-certified physician in Edison, New Jersey, for more than five years. Dr. Miskoff is a member of the American Osteopathic Association, the American Society of Clinical Oncologists, the American Society of Hematology, and the New Jersey Association of Osteopathic Physicians. He is President of the Middlesex County Medical Society of Osteopathic Physicians.

Eileen Marie Moynihan, M.D., (49) Director since 1997. Dr. Moynihan became a member of the Board of Governors of the Exchange in 1995. She has been a board-certified rheumatologist in Woodbury, New Jersey for more than five years. In 1999, Dr. Moynihan joined Empire-New Jersey, as Medical Director. From 1988 until 1999 she was the Medical Director of the Eastern District Office for XACT Medicare Services (Highmark, Inc.), a Medicare Part B carrier. She is a member of the Academy of Medicine of New Jersey, the American College of Rheumatology, the American Medical Association, the Camden County Medical Society and the New Jersey Rheumatism Association. Dr. Moynihan is also a trustee and Treasurer of the Medical Society of New Jersey.

Martin L. Sorger, M.D., (67) Director since 1997. Dr. Sorger became a member of the Board of Governors of the Exchange in 1979. He has been a board-certified orthopedic physician in Glen Ridge, New Jersey, and a member of the Montclair Orthopedic Group for more than five years. Dr. Sorger is a member of the American Academy of Orthopedic Surgeons, the American Medical Association, the American College of Surgeons and a former member of its Board of Councilors. He is a member of the executive committee and past president of the New Jersey Orthopedic Society. Dr. Sorger is Vice President of InterMedix, an orthopedic specialty care network.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

There were 13 meetings of the Company's Board of Directors during the year ended December 31, 2001. During 2001, no director attended less than 95% of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which such director served.

The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee. Set forth below are the current members of each of the standing committees and the number of meetings held by each standing committee during 2001.

COMMITTEE MEMBERSHIPS AND NUMBER OF MEETINGS HELD IN 2001

======================================================================================================================
NAME                                            AUDIT           COMPENSATION         EXECUTIVE         NOMINATING
----------------------------------------------------------------------------------------------------------------------
Angelo S. Agro, M.D.                              X(1)                X
----------------------------------------------------------------------------------------------------------------------
Harry M. Carnes, M.D.                             X                                                        X
----------------------------------------------------------------------------------------------------------------------
Patricia A. Costante                                                                     X
----------------------------------------------------------------------------------------------------------------------
Paul J. Hirsch, M.D.                              X                   X(1)               X
----------------------------------------------------------------------------------------------------------------------
Vincent A. Maressa, Esq.                                                                  X(1)             X
----------------------------------------------------------------------------------------------------------------------
A. Richard Miskoff, DO.                                                                                    X
----------------------------------------------------------------------------------------------------------------------
Carl Restivo, Jr., M.D.                                               X
----------------------------------------------------------------------------------------------------------------------
Martin L. Sorger, M.D.                                                X                  X
----------------------------------------------------------------------------------------------------------------------
Bessie M. Sullivan, M.D.                          X                   X                                     X(1)
----------------------------------------------------------------------------------------------------------------------
Number of Meetings Held
   in 2001                                        5                   6                  31                1
======================================================================================================================

(1) Chairman of Committee.

EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise all powers of the Board of Directors between meetings of the Board, except in cases where action of the entire Board is required by the Company's Amended and Restated Certificate of Incorporation, the By-Laws or applicable law. The Executive Committee consists of four members.

COMPENSATION COMMITTEE. The Compensation Committee establishes remuneration levels for the Board of Directors, the Chief Executive Officer and, in consultation with the Chief Executive Officer, approves remuneration levels for the Senior Executive Officers of the Company. The Compensation Committee also determines the terms of the more significant employee benefit programs and administers executive compensation programs, including the Company's bonus plans, equity-based programs and deferred compensation plans. The Chief Executive Officer of the Company, in consultation with other executives, establishes remuneration levels for other employees of the Company. The Compensation Committee currently has five members.

NOMINATING COMMITTEE. The Nominating Committee nominates candidates for election to the Board of Directors of the Company, and accepts shareholder nominations for directors. Recommendations for directors should be sent to the Corporate Secretary at the address set forth above. The Nominating Committee currently has four members.

AUDIT COMMITTEE. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities. In this capacity, the Audit Committee reviews the financial reports and other financial information provided by the Company to certain third parties; evaluates the Company's systems of internal controls regarding financial and accounting matters; evaluates the Company's financial reporting activities and the accounting standards and principles adopted by the Company; evaluates and monitors the Company's auditing, accounting and financial reporting processes generally; meets with the Company's independent auditors and recommends to the Board the independent auditors to be engaged by the Company. The Audit Committee currently consists of four members and is governed by a Charter.

AUDIT FEES

The Audit Committee appointed Ernst & Young LLP as independent auditors to audit the fiscal year 2001 financial statements of the Company. Annual audit fees for the 2001 fiscal year were $352,500.

ALL OTHER FEES

All other fees for audit related services were $180,600 and all other non-audit services were $165,000. The Audit Committee determined that the provision of these services did not impair the independence of Ernst & Young LLP.

AUDIT COMMITTEE REPORT

The Audit Committee ("Committee") is composed of four independent directors and operates under a written charter (attached hereto as Appendix A) adopted by the Board of Directors. The members of the Committee are Angelo S. Agro, M.D., Chairman, Harry M. Carnes, M.D., Paul J. Hirsch, M.D., and Bessie M. Sullivan, M.D. The Committee reports to the Board of Directors.

The following is the report of the Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report is not "soliciting material," nor is it "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such a filing.

Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also reviewed with management and the independent auditors the Company's financial condition, restructuring plan and the critical accounting policies underlying the Company's financial statements and how these policies were applied to the financial statements. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

Based on the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

March 20, 2002

Angelo S. Agro, M.D., Chairman
Harry M. Carnes, M.D.
Paul J. Hirsch, M.D.
Bessie M. Sullivan, M.D.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning the compensation of (i) the Company's current President and Chief Executive Officer and two other individuals who served as President and Chief Executive Officer during the last completed fiscal year, (ii) the four other most highly compensated Executive Officers of the Company, for the year ended December 31, 2001, and (iii) one former executive, Daniel Smereck, who resigned his position prior to the end of the last fiscal year (collectively, the "Named Executive Officers").


-----------------------------------------------------------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                     ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
---------------------------- ------- ----------------------------------------- --------------------------------- ------------------
                                                            OTHER              RESTRICTED    SECURITIES
NAME AND PRINCIPAL                                          ANNUAL             STOCK         UNDERLYING          ALL OTHER
POSITION                     YEAR    SALARY($)  BONUS($)    COMPENSATION($)    AWARD ($)     OPTIONS/SARS (#)    COMPENSATION($)(3)
---------------------------- ------- ---------- ----------- --------------- ------------- ------------------- ---------------------
Patricia A. Costante           2001    259,038           0               0    117,900(1)              95,000                5,345
President and                  2000    214,071       6,600               0             0              18,000                5,296
Chief Executive Officer        1999    187,200      25,000               0             0               2,000                5,022
---------------------------- ------- ---------- ----------- --------------- ------------- ------------------- ---------------------
Thomas M. Redman               2001    247,865           0               0             0              50,000                5,333
Senior Vice President and      2000    225,000       6,750               0             0                   0               22,618
Chief Financial Officer        1999    187,846      75,000               0             0              30,000                5,018
---------------------------- ------- ---------- ----------- --------------- ------------- ------------------- ---------------------
Catherine E. Williams          2001    121,442           0               0             0              20,000               10,375
Senior Vice President/         2000    105,400       5,000               0             0                   0                2,708
Corporate Affairs              1999     77,807      35,000               0             0               5,000                3,546
---------------------------- ------- ---------- ----------- --------------- ------------- ------------------- ---------------------
Edward M. Grab(4)              2001    199,237           0               0             0              35,000                5,358
Senior Vice President          2000    162,000       4,950               0             0              20,000                4,091
                               1999     30,000      15,000               0             0                   0                   28
---------------------------- ------- ---------- ----------- --------------- ------------- ------------------- ---------------------
Joseph J. Hudson(7)            2001    250,000           0               0             0              35,000                6,684
Executive Vice President       2000    250,000       8,750               0             0                   0               45,008
                               1999    250,000      50,000               0             0              60,000                6,216
---------------------------- ------- ---------- ----------- --------------- ------------- ------------------- ---------------------
Daniel G. Smereck              2001    217,830           0               0             0              35,000               18,860
Former Senior Vice President   2000    225,000       6,750               0             0                   0               22,576
                               1999    180,000      50,000               0             0              30,000               22,238
---------------------------- ------- ---------- ----------- --------------- ------------- ------------------- ---------------------
Kenneth Koreyva                2001    104,615      28,333               0             0           90,000(5)              462,879
Former President and           2000    340,000      22,100               0             0                   0               31,776
Chief Executive Officer        1999    277,000     140,000               0    274,999(2)          120,000(5)               34,110
---------------------------- ------- ---------- ----------- --------------- ------------- ------------------- ---------------------
Richard J. Quagliaroli         2001     40,865           0               0     10,000(6)          100,000(6)              425,040
Former President and             --         --          --              --            --                   0                   --
Chief Executive Officer          --         --          --              --            --                   0                   --
---------------------------- ------- ---------- ----------- --------------- ------------- ------------------- ---------------------

      (1) Amount consists of restricted stock award granted on December 19, 2001. The restricted stock vests one-third on the anniversary of the grant and one-third on each of the next two anniversaries of the grant.

      (2) Amount consists of restricted stock award granted on September 15, 1999, as a result of the successful initial public offering. The award granted vests in equal annual increments over a four (4) year period commencing on grant date. As part of Mr. Koreyva's Separation Agreement, Mr. Koreyva forfeited 8,560 unvested shares and 8,560 vested shares were tendered to the Company, the proceeds of which were applied to his stock loan.

      (3) Includes for Ms. Costante, Messrs. Redman, Grab, Hudson, Smereck, Koreyva and Quagliaroli and Ms. Williams.

            (i) matching contributions under the Company's Retirement Savings Plan, a 401K Plan for: 2001 -- $5,100, $5,100, $5,100, $5,100,
                  $5,100, $3,981, -0- and $3,856, respectively, 2000 -- $5,100,
                  $5,100, $3,956, $5,100, $5,100, $5,100, -0- and $2,648,
                  respectively; 1999 -- $4,800, $4,800, -0-, $4,800, $4,800,
                  $4,800, -0- and $2,339, respectively;

            (ii)  vacation cash-in for: 2001 -- -0-, -0-, -0-, -0-, $13,599,
                  $59,308, -0- and $6,442, respectively; 2000 -- -0-, $17,308,
                  -0-, $38,324, $17,308, $26,154, -0- and -0-, respectively;
                  1999 --, -0-, -0-, -0-, -0-, $17,308, $28,942, -0- and $1,177,
                  respectively;

            (iii) group term life insurance premiums paid on behalf of each executive officer: 2001 -- $245, $233, $258, $1,584, $161,
                  $281, $40 and $76, respectively; 2000 -- $196, $210, $134,
                  $1,584, $168, $522, -0- and $59, respectively; 1999 -- $222,
                  $218, $28, $1,416, $130, $368, -0- and $30, respectively;

(4)   Mr. Grab began employment with the Company on October 12, 1999.

(5) Mr. Koreyva resigned from the Company on April 13, 2001. An amount equal to $399,308 was paid in connection with his separation from the Company. All of Mr. Koreyva's then outstanding options have been converted into stock appreciation rights and fully vested as of the effective date of his Separation Agreement with the Company.

(6) Mr. Quagliaroli resigned from the Company on September 21, 2001 and the $425,000 reported in 2001 was paid in connection with his separation from the Company. The stock options were issued on August 27, 2001 and cancelled on September 21, 2001. Mr. Quagliaroli was issued 10,000 shares of restricted stock which were tendered to the Company on his resignation. The value of those shares is part of his severance compensation.

(7)   Mr. Hudson resigned from the Company on February 11, 2002.

The following table provides information concerning grants of options to purchase the Company's Common Stock made during fiscal year 2001 to the Executive Officers listed in the Summary Compensation Table:



--------------------------------------------------------------------------------------------------------------------------
OPTION/SAR GRANTS IN FISCAL YEAR 2001
--------------------------------------------------------------------------------------------------------------------------
                                                       Individual Grants
------------------------- --------------------------------------------------------------- --------------------------------
Name                           Number of       % of Total      Exercise  Expiration Date  Potential Realizable Value at
                                             Options/SARs
                              Securities       Granted to
                              Underlying     Employees in     Price per                   Assumed Annual Rates of Stock
                            Options/SARs      Fiscal Year         Share                   Price Appreciation for Option
                          Granted (#)(1)          2001(2)     ($/sh)(3)                   Term (4)
------------------------- --------------- ---------------- ------------- ---------------- --------------------------------
                                                                                                   5% ($)         10% ($)
------------------------- --------------- ---------------- ------------- ---------------- ---------------- ---------------
Patricia A. Costante              50,000            7.04%          7.45         03/07/06          103,234         227,818
                                  45,000            6.34%         11.79         12/19/11          333,294         844,976
------------------------- --------------- ---------------- ------------- ---------------- ---------------- ---------------
Thomas M. Redman                  50,000            7.04%          7.45         03/31/07          127,021         287,849
------------------------- --------------- ---------------- ------------- ---------------- ---------------- ---------------
Catherine E. Williams             20,000            2.82%          7.45         03/07/06           41,294          91,127
------------------------- --------------- ---------------- ------------- ---------------- ---------------- ---------------
Edward M. Grab                    35,000            4.93%          7.45         03/07/06           72,264         159,472
------------------------- --------------- ---------------- ------------- ---------------- ---------------- ---------------
Joseph Hudson                     35,000            4.93%          7.45         05/11/02           13,221          26,268
------------------------- --------------- ---------------- ------------- ---------------- ---------------- ---------------
Daniel G. Smereck                 35,000            4.93%          7.45         02/19/02           13,221          26,268
------------------------- --------------- ---------------- ------------- ---------------- ---------------- ---------------
Kenneth Koreyva                90,000(5)            5.87%          7.45          4/13/06              450             450
------------------------- --------------- ---------------- ------------- ---------------- ---------------- ---------------
Richard Quagliaroli           100,000(6)            6.52%         10.13          9/21/01            7,000           7,000
------------------------- --------------- ---------------- ------------- ---------------- ---------------- ---------------

(1) All of the above options are subject to the terms of the Company's Amended and Restated 1998 Long-Term Incentive Equity Plan and are exercisable only as they vest. The options granted to each executive officer vest and become exercisable in equal annual increments over a four (4) year period commencing on the date of grant provided the option holder continues to be employed by the Company, except that the grant made on March 7, 2001 vest 50% on the first anniversary of the grant date and 50% on the second anniversary date.

(2) Based on a total of 642,353 options to purchase shares granted to all employees in fiscal year 2001.

(3) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

(4) Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules, and do not represent an estimate of future stock prices. No gain to an option holder is possible without an increase in stock price, which will benefit all shareholders commensurately. A zero percent gain in stock price will result in zero dollars for the option holder. Actual realizable values, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, overall market conditions and the option holders' continued employment through the vesting period.

(5) All of Mr. Koreyva's options were converted to stock appreciation rights and fully vested as of the effective date of his Separation Agreement with the Company. Mr. Koreyva's stock appreciation rights are exercisable at any time up to and including April 13, 2006.

(6)   Richard Quagliaroli's options were cancelled on September 21, 2001.

The following table sets forth information with respect to the exercisable and unexercisable options held by Executive Officers as of December 31, 2001.

---------------------------------------------------------------------------------------------------------------------
AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
---------------------------------------------------------------------------------------------------------------------
                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                     SHARES                               OPTIONS/SARS               OPTIONS/SARS AT
                                ACQUIRED ON                     AT FISCAL YEAR-END (#)           FISCAL EAR-END ($)
                                   EXERCISE    VALUE REALIZED         EXERCISABLE (E)/              EXERCISABLE (E)/
NAME                                 (#)(1)               ($)        UNEXERCISABLE (U)             UNEXERCISABLE (U)
---------------------------------------------------------------------------------------------------------------------
                                                                              93,250 U                     253,760 U
Patricia A. Costante                      0                 0                 21,750 E                      11,385 E
---------------------------------------------------------------------------------------------------------------------
                                                                               0     U                       0     U
Thomas M. Redman                          0                 0                 80,000 E                     236,838 E
---------------------------------------------------------------------------------------------------------------------
                                                                              21,250 U                      94,034 U
Catherine E. Williams                     0                 0                  3,750 E                         701 E
---------------------------------------------------------------------------------------------------------------------
                                                                              45,000 U                     172,425 U
Edward M. Grab                            0                 0                 10,000 E                       8,275 E
---------------------------------------------------------------------------------------------------------------------
                                                                              50,000 U                     164,150 U
Joseph J. Hudson                          0                 0                 45,000 E                       0     E
---------------------------------------------------------------------------------------------------------------------
                                                                               0     U                       0     U
Daniel G. Smereck                         0                 0                 18,750 E                       1,753 E
---------------------------------------------------------------------------------------------------------------------
                                                                               0     U                       0     U
Kenneth Koreyva                           0                 0                 210,000E                     431,450 E
---------------------------------------------------------------------------------------------------------------------
                                                                               0     U                       0     U
Richard Quagliaroli                       0                 0                  0     E                       0     E
---------------------------------------------------------------------------------------------------------------------

(1) None of the Executive Officers exercised options during 2001.

EMPLOYMENT AND SEVERANCE AGREEMENTS

Each of Ms. Costante, Mr. Grab and Ms. Williams (collectively, the "Executives") is party to an employment agreement with the Company dated December 19, 2001, March 1, 2000 and October 31, 2001, respectively (each an "Employment Agreement"). Each Employment Agreement is for an indefinite term, subject to the right of the Company and the Executive to terminate the Agreement in accordance with its terms. Ms. Costante's Employment Agreement provides for an annual base salary of $370,000; Mr. Grab's Employment Agreement provides for an annual base salary of $165,000 and Ms. Williams' Employment Agreement provides for an annual base salary of $115,000. Effective January 1, 2002, the annual base salary for Mr. Grab and Ms. Williams was adjusted to $230,000 and $165,000, respectively. Under each of the Employment Agreements, bonuses are payable at the discretion of the Board of Directors of the Company and base salary may be adjusted as deemed appropriate by the Board of Directors taking into account the recommendation of the Chief Executive Officer. In the event of the termination of the employment of any of the Executives by the Company without cause, their agreements provide for a continuation of their health benefits and severance pay of up to two years' base salary in the case of Ms. Costante and up to one year's base salary in the case of the other Executives or, in each case, if sooner, until the date upon which the Executive obtains new full-time employment. If such termination occurs within six months of a change in control of the Company, in addition to a continuation of his or her health benefits, the terminated Executive will receive a severance payment in the amount of three years' base salary in the case of Ms. Costante and two years' base salary in the case of the other Executives.

Under the terms of their Employment Agreements and the Company's Amended and Restated 1998 Long-Term Incentive Equity Plan, the Executives may be granted options to purchase Common Stock. The exercise price of each option is equal to the fair market value of the Common Stock on the grant date.

In light of current business conditions, it is the desire of the Board to recognize and retain key executives and employees and to cause them to remain committed to the Company. Thus the Company has developed an Employee Retention Incentive Plan to encourage key executives and employees to continue their employment with the Company. See "Compensation Committee Report on Executive Compensation" for a more detailed description of the Plan. The Plan applies to approximately 20 employees, including three of the Company's executives. Ms. Costante and Mr. Grab have been designated as key executives under the Plan. Their Retention Incentive Payment is described under "Stock Purchase and Loan Agreements" below. Ms. Williams has also been designated as a key executive under the Plan. She will be eligible to receive 100% of her base salary one-quarter of which shall be paid on each of September 5, 2002 and March 5, 2003, and one-half on September 5, 2003 if she remains employed by the Company on those dates. The Retention Incentive Program offered pursuant to the terms of the Plan is not intended to be in lieu of any annual performance incentive plan or arrangements maintained by the Company as part of its general compensation programs or described in any employment contract or similar instrument entered into between the Company and the Executive. The Plan document is being filed with the Company's Annual Report on Form 10-K, for the year ended December 31, 2001 as an exhibit.

Mr. Redman is party to an Agreement dated October 24, 2001. Under the Agreement, Mr. Redman will separate from the Company on the later of March 31, 2002 or on the date that the Company's Form 10-K for the year ended December 31, 2001 is filed with the Securities and Exchange Commission. Mr. Redman's agreement provides for an annual base salary of $292,500 through his termination date. In lieu of a year-end 2001 and 2002 bonus and in consideration of his continued employment, Mr. Redman will receive $675,000 payable in two parts. The first payment will be made as soon as practicable after his termination date in the amount of $375,000. The second amount of $300,000 will be paid in 26 equal biweekly installments. In addition, Mr. Redman's 80,000 stock options are fully vested and may be exercised at any time up to and including March 31, 2007.

STOCK PURCHASE AND LOAN AGREEMENTS

The Company is party to Stock Purchase and Loan Agreements with each of Ms. Costante, Messrs. Hudson, Redman and Grab (the "Stock Purchase and Loan Agreements"). The purpose of the Stock Purchase and Loan Agreements is to align more closely the interests of the Executives with the interests of the Company's shareholders. The proceeds of such loans were used to purchase unregistered shares of Common Stock from the Company at the price of the Common Stock as of the date the loans were made. The interest rate charged on the amounts outstanding under each loan is 6.21% for Ms. Costante, 5.37% for Mr. Hudson, 5.37% and 6.02% for Mr. Redman and 6.21% for Mr. Grab, compounded annually. Each loan is for a term of five years, provides for full recourse against the borrower and is secured by a pledge on all of the shares of Common Stock purchased with the proceeds of the loan.

Ms. Costante and Mr. Grab have been designated Key Executives under the Company's Employee Retention Incentive Plan. Under the Plan terms, Ms. Costante and Mr. Grab must apply all Retention Incentive Payments, after deduction for taxes, first against each of their outstanding loan balances and interest thereon as specified in the Stock Loan Repayment Agreement dated March 5, 2002. Under this Agreement, Ms. Costante and Mr. Grab tendered on March 5, 2002 the stock purchased under the Stock Purchase and Loan Agreement to the Company, the proceeds of which were applied to the outstanding loan balances. In addition, Ms. Costante and Mr. Grab each received a payment under the Employee Retention Incentive Plan on March 5, 2002, which was applied to reduce their respective outstanding loan balances. As of March 5, 2002, Ms. Costante's obligation was $177,418.34; Mr. Hudson's obligation was $569,368.63 and secured by 37,037 shares; and Mr. Grab's obligation was $147,921. Under the terms of Stock Loan Repayment Agreements entered into by Ms. Costante and Mr. Grab, the Stock Purchase and Loan Agreements were terminated as of March 5, 2002 and replaced by a Stock Loan Repayment Agreements bearing interest at the same rate and having the same maturity as the Stock Purchase and Loan Agreements. The Stock Loan Repayment Agreements are filed with the Securities and Exchange Commission as an exhibit to the Company's Form 10-K filing for the year ended December 31, 2001

Messrs. Redman and Smereck extended the Maturity Date of their loan obligations to March 31, 2007 and November 19, 2006, respectively. The outstanding balances for these loans were $507,880.49 and $508,194.62 as of December 31, 2001 and Company stock is being held as collateral. The interest charged on the amounts outstanding under each loan is 5.37% and 6.02% for Mr. Redman and 5.37% for Mr. Smereck.

DEFERRED COMPENSATION PLANS

The Company is party to Deferred Compensation Agreements with each of Ms. Costante, Messrs. Hudson, Redman, Grab and Ms. Williams. Pursuant to their respective Agreements, the Executives may elect to defer payment of portions of their compensation and dividend equivalents awarded pursuant to the Company's Amended and Restated 1998 Long-Term Incentive Equity Plan. Interest is credited quarterly on the deferred amounts at a rate equal to the aggregate yield on the Company's investment portfolio, or at the request of the Executive, at a rate equal to the return associated with another investment. Distributions of benefits shall commence no earlier than December 15, 2004 (March 1, 2005, in the case of Mr. Grab and Ms. Costante and October 31, 2006 in the case of Ms. Williams), but shall be accelerated upon the date that the applicable Executive ceases to be employed by the Company, or upon such Executive's death. As of December 31, 2001, Ms. Costante, Messrs. Hudson, Redman, Grab and Ms. Williams had deferred to date the receipt of $28,761.80, $304,913.35, $23,173.46,
$13,793.86 and $1,000.00 respectively, pursuant to their Deferred Compensation Agreements.

PENSION BENEFITS

The Company has a retirement plan (the "Retirement Plan") that provides retirement benefits for substantially all employees of the Company. The Retirement Plan is an employee non-contributory, tax-qualified defined benefit pension plan. The Retirement Plan was amended effective April 1, 2000, subject to IRS approval, and provides each covered employee with a notional account balance, which is credited with 3% of each year's basic annual compensation (if at least 1,000 hours of service are earned) up to Internal Revenue Code limits. Additionally, interest will be credited to the accounts each year based on the rate for five-year U.S. Treasury Bonds in the preceding November. Covered employees attaining age 21 and having completed 90 days of service are eligible to participate in the Retirement Plan. Covered employees who terminate employment prior to normal retirement may elect to defer receipt of their benefits until their normal retirement date, in which case they will continue to earn interest credits as described above.

The following table sets forth the compensation, service, and estimated annual benefits payable under the Retirement Plan to the following officers or employees assuming retirement at age 65:

                            ESTIMATED ANNUAL BENEFIT
                       YEARS OF CREDITED SERVICE AT AGE 65

--------------------------------------------------------------------------------
                               PLAN             CURRENT SERVICE        ANNUAL
OFFICER                        COMPENSATION*    12/31/01               BENEFIT**
--------------------------------------------------------------------------------
Patricia Costante                  $200,000                   5         $22,400
--------------------------------------------------------------------------------
Thomas Redman                      $200,000                   5         $21,915
--------------------------------------------------------------------------------
Catherine Williams                 $115,000                   5         $14,951
--------------------------------------------------------------------------------
Edward Grab                        $200,000                   2         $16,182
--------------------------------------------------------------------------------
Joseph Hudson                      $200,000                   7         $43,147
--------------------------------------------------------------------------------
Daniel Smereck                     $200,000                   5         $37,952
--------------------------------------------------------------------------------
Kenneth Koreyva                    $200,000                  10         $31,182
--------------------------------------------------------------------------------

*For purposes of benefit projections, plan compensation is limited to $200,000. **Estimated annual benefit at age 65.

Benefits for the above individuals were determined under the terms of the plan described above, with the exception of Mr. Hudson, whose benefit was determined under the plan provisions prior to April 1, 2000, in the form of a 10-year certain and life annuity.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's director and executive compensation programs are administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of five non-employee directors, who are appointed by the Board.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

The executive compensation philosophy of the Company is to: (i) provide competitive compensation and benefit levels that enable it to attract, retain, and motivate highly qualified executive employees, (ii) align compensation strategies with overall business objectives, and (iii) reward executive employees based on their performance and contributions to individual, unit and corporate objectives.

EXECUTIVE COMPENSATION PRINCIPLES

The Company's executive compensation program is designed to be competitive with compensation levels of a defined peer group of companies, and to encourage and reward performance. Competitive compensation levels are determined periodically by a third party, independent analysis of executive compensation within a public company peer group in the professional liability and property and casualty insurance industries, and relevant survey information. The executive compensation program places a significant portion of the executive's compensation at-risk, based on performance. Cash and equity-based instruments are used to align executive rewards with the achievement of individual, unit and corporate short-term and long-term objectives.

COMMITMENT TO EMPLOYEE EQUITY OWNERSHIP

The Company is committed to ensuring that stockholders and executive members of management share long-term interests. A focus on increasing employee ownership strengthens the link between executive rewards and long-term corporate performance. The Committee desires that executives be aligned with the Company through the ownership of Company stock. While significant stock ownership is desired, in consideration of individual circumstances of each executive, the specific ownership levels for all senior executives, are neither specified nor mandatory.

The executive stock loan program will be provided to executives who desire this assistance in attaining stock ownership (a full recourse, interest bearing, loan is available for this purpose). There is no requirement for executives to use this program. Executives and other employees are also eligible to receive grants of equity under the Company's Amended and Restated 1998 Long-Term Incentive Equity Plan.

ELEMENTS OF EXECUTIVE COMPENSATION

Compensation elements offered by the Company include the following:

BASE SALARIES

Base salaries for key executives are targeted to be at the median level of the peer group, and are subject to review and adjustment annually, based on performance and contribution.

ANNUAL CASH BONUSES

Key executives are eligible for an annual incentive bonus based on achieving certain defined individual, unit and/or corporate operating and strategic objectives. Certain other members of the management team are eligible to receive bonuses based on individual and corporate performance.

LONG-TERM INCENTIVES

Equity grants are an important component of total compensation and provide a long-term incentive to participants to align performance with stockholders' interests. The Company offers executives and eligible management employees the opportunity to receive grants of stock (stock options, restricted stock or performance stock) under the Long-Term Incentive Equity Plan, approved by shareholders July 15, 1998, and as amended and approved by the Board of Directors on September 15, 1999.

EMPLOYEE RETENTION INCENTIVE PLAN

The Company's financial performance was adversely affected during 2001 as a result of unprecedented and unexpected losses, and it is actively working on strategies to enable it to become more profitable. In light of this development, the Committee determined that the Company would not pay cash bonuses to any employee during 2001. However, the Committee recognizes the importance of retaining key employees during this critical time. For this reason, the Committee has approved an Employee Retention Incentive Plan (the "Plan") for eligible employees of the Company and the Underwriter. The Plan is broadly based and eligible employees include key supervisors and senior managers and certain key executives, including Mmes. Costante and Williams and Mr. Grab. Payments under the Plan are based on a percentage of salary and only vest if the employee is employed on the vesting dates set forth in the Plan or has been terminated without cause. The Plan will be administered over the 18-month period beginning March 5, 2002 through September 5, 2003. However, in the event of a change of control, equity infusion into the Company in excess of $20 million, or the entry of an order of rehabilitation or liquidation of any of the Company's New Jersey insurance subsidiaries, the commencement of an involuntary proceeding of bankruptcy or a resolution of the Company to make a voluntary bankruptcy filing and the termination of the covered employee without cause, all Plan payments accelerate and become immediately payable.

Under the Plan, key supervisors and senior managers are eligible to receive 15-50% of salary, key vice presidents may receive from 25-50% of salary, senior vice presidents may receive from 50-175% and the Chief Executive Officer is eligible to receive 175% of salary. Ms. Costante and Mr. Grab earned one-half of their retention payments on March 5, 2002, and the Company paid them $323,750 and $201,250, respectively, on that date. The balance of their retention payments will be earned as of September 5, 2003 if they are employed by the Company or Underwriter on that date. With respect to Ms. Costante and Mr. Grab, all payments received under the Plan have and will continue to be used, after deduction for taxes, first to extinguish the outstanding balances and interest thereon under their respective stock loans. Ms. Williams will be entitled to receive a total of $165,000 under the Plan, payable as follows: $41,850 on each of September 5, 2002 and March 5, 2003 and $82,500 on September 5, 2003, provided she is employed by the Company or Underwriter on those dates.

DIRECTORS COMPENSATION

DIRECTORS COMPENSATION PHILOSOPHY

The compensation philosophy for non-employee Directors of the Company is to: (i) provide competitive compensation to enable the Company to attract and retain highly qualified individuals and, (ii) align compensation with shareholders' returns.

DIRECTORS COMPENSATION ELEMENTS

The Company provides Directors, who are not officers or employees of the Company or any of its subsidiaries, the following compensation elements: (i) an annual stipend of $20,000 per year, which can be taken either in cash or in stock options, and (ii) an annual grant of 15,000 options of the Company's Common Stock, which vest 25% at the date of grant and 25% at each of the next three grant anniversary dates. The number of stock option shares granted in lieu of the cash stipend is determined currently by the Black-Scholes method. These options vest immediately. All stock options are granted at fair market value.

The Chairman and the Vice-Chairman of the Board receive a total annual stipend of $50,000 and $35,000 per year, respectively. They do not receive additional fees for Committee chairmanship. The Chairmen of the Audit Committee and the Compensation Committee, and members of the Executive Committee, who are not Chair or Vice Chairman of the Board, are eligible to receive an additional stipend of $5,000 per year.

THE COMPENSATION COMMITTEE'S REVIEW OF CHIEF EXECUTIVE OFFICER COMPENSATION

BASE SALARY

The Company's Chief Executive Officer was appointed November 14, 2001, at which time a compensation adjustment was made for Ms. Costante increasing her base salary to $370,000. No changes were made to Ms. Costante's base salary for 2002.

ANNUAL INCENTIVE COMPENSATION

The annual incentive plan goals for 2001 were based on a combination of strategic initiatives, operating and financial performance measures. The operating and financial targets included written premiums, loss ratio, expense ratio and after tax net income. The strategic initiatives were generally accomplished in 2001; however, due to the significant increase in loss reserves relating to prior years' business, the financial and operating targets were not met. Ms. Costante was eligible to receive incentive compensation under the Plan for 2001; however, in light of the Company's current financial situation, the Committee did not award any incentive compensation to Ms. Costante for 2001.

LONG-TERM EQUITY AWARDS

Stock options are another key element of total compensation. Equity-based compensation produces a long-term link between stockholders and the rewards provided to key Executive Officers. Based on the significant efforts expended by Ms. Costante in her new position as Chief Executive Officer, the Compensation Committee awarded Ms. Costante on December 19, 2001 options to purchase 45,000 shares of Common Stock with an exercise price of $11.79 per share, the fair market value on the day of the grant. The options have a ten-year term and vest in 25% increments on grant date and each of the following three anniversary grant dates. In addition, Ms. Costante was awarded 10,000 shares of restricted stock. The restricted stock vests one-third on the third anniversary of grant and one-third on each of the next two anniversaries of grant.

February 27, 2002
Paul J. Hirsch, M.D. (Chairman)
Angelo S. Agro, M.D.
Carl Restivo, Jr., M.D.
Martin L. Sorger, M.D.
Bessie M. Sullivan, M.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases 46,575 square feet for its home office from the Medical Society of New Jersey pursuant to a lease agreement dated October 1, 2000 and amended March 1, 2002. The agreements include an option to renew for two (2) years on October 1, 2003 for a term of three (3) years and a separate option to renew for a term of three (3) years on October 1, 2005 and terminating on September 30, 2008. Annual lease payments totaled $752,182 in 2001. Annual lease payments will total $821,102 and $866,109 beginning October 1, 2003 and October 1, 2005. The Company held a note receivable of $2.3 million at December 31, 2001, included in "other assets," in the Company's financial statements, from the Medical Society of New Jersey, which is collateralized by the building in which the Company maintains its home office. The note provides for monthly payments of $40,000, which includes interest at 9.05% until September 1, 2004 and reduced payments thereafter until June 1, 2009.

On May 2, 2000, the Company obtained a $20.0 million revolving credit facility with Amboy National Bank to meet certain non-operating cash needs as they may arise. The credit facility terminates May 24, 2002 and bears a fixed interest rate of 8.0% per annum. The Company has pledged 100% of The MIIX Insurance Company stock as collateral under the credit facility. As of December 31, 2001 the Company had borrowed approximately $9.05 million against the credit facility which is included in notes payable and other borrowings on the consolidated balance sheet. During the year ended December 31, 2001 the Company incurred interest expense on the loan of approximately $715,944. The Company's former CEO is a brother of the Senior Vice President and CFO of Amboy National Bank.

The Company believes that the terms of the transactions described above were negotiated at arms length and are fair to the Company.

In addition, the Company made a charitable grant to the Medical Society of New Jersey in 2001 in the amount of $630,000. Vincent A. Maressa, Esq., Executive Director and General Counsel of the Medical Society, is Chairman of the Board of Directors of the Company. Angelo S. Agro, MD, Eileen Marie Moynihan, M.D. and Bessie M. Sullivan, M.D. are the President, Treasurer and Secretary, respectively, and trustees of the Medical Society and each serve on the Board of the Company. Historically, New Jersey has been the Company's largest market. The grant to the Medical Society of New Jersey is for the purpose of supporting programs intended to improve the quality of patient care and reduce the cost of the health care delivery system in that market. For these and other reasons, the Company believes that the grant will benefit the Company, its shareholders and its policyholders.

STOCK PERFORMANCE GRAPH

The graph set forth below shows the cumulative total return to holders of the Company's Common Stock from July 30, 1999 to December 31, 2001, computed by dividing (X) the difference between the price per share at the beginning and end of such period by (Y) the share price at the beginning of such period assuming the reinvestment of all dividends paid on the Company's Common Stock during the period, and compares such return to the performance at the beginning and end of such period of the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Property and Casualty) - 500 index. The graph assumes $100 invested on July 30, 1999 in the Company's Common Stock (at $17.80 per share), the Standard & Poor's 500 Index and the Standard & Poor's Insurance (Property and Casualty) - 500 Index. The return for both Standard & Poor's indices assumes reinvestment of all dividends for the period.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                                    Base
                                    Period
Company/Index                       7/30/99    12/31/99    12/29/00    12/31/01
--------------------------------------------------------------------------------
The MIIX Group, Incorporated*       100           81.80       41.86       68.55
--------------------------------------------------------------------------------
S&P 500 Index                       100          111.21       99.58       86.51
--------------------------------------------------------------------------------
Insurance (P&C) - 500 Index         100           80.32      122.53      110.82
--------------------------------------------------------------------------------

*The measurement period begins on the date of the Company's initial public offering. The measurement period has been changed from that presented in previous years as the Common Stock now has a longer trading history.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act generally requires the Company's Executive Officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange

Commission ("SEC"). The Company became subject to the requirements of Section 16(a) on February 3, 1999. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the fiscal year 2001, which came to the Company's attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. Based solely on review of such forms no reporting person made any late filings under Section 16(a). These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and their written representations that such reports accurately reflect all reportable transactions and holdings.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder proposal intended for inclusion in the proxy material for the 2003 annual meeting of the shareholders must be received by the Secretary of the Company at the Company's principal executive offices no later than November 29, 2002. Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must still comply with the requirements of the Company's bylaws. Accordingly, written notice must be delivered to the Secretary of the Company not less than 90 days prior to the first anniversary of the prior year's annual meeting. This means that for the 2003 annual meeting, written notice must be delivered no later than February 8, 2003. If the date of the next annual meeting is advanced by more than 20 days or delayed by more than 70 days from the anniversary of the prior year's meeting date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER INFORMATION

PROXY SOLICITATION

The Company will bear the cost of soliciting proxies from its shareholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses. In addition to being solicited through the mails, proxies may also be solicited personally or by telephone by the directors, executives and employees of the Company or its subsidiaries. The Company has engaged Georgeson Shareholder Communications, to assist in soliciting proxies for a fee of approximately $7,000 plus reasonable out-of-pocket expenses.

MISCELLANEOUS

The Company's management knows of no other matters that are to be brought before the Annual Meeting other than those set forth above and customary procedure matters. If any other matters come properly before the Annual Meeting or any adjournment or postponement thereon, the persons designated as proxies will vote on such matters to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgement of the persons voting the proxies.

UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, THE COMPANY WILL FURNISH TO SUCH PERSON COPIES OF EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K UPON THE PAYMENT OF A REASONABLE FEE. REQUESTS MAY BE MADE TO THE MIIX GROUP, INCORPORATED, TWO PRINCESS ROAD, LAWRENCEVILLE, NEW JERSEY 08648, ATTENTION: CATHERINE E. WILLIAMS.

By Order of the Board of Directors,


/s/ Catherine E. Williams
Catherine E. Williams
Senior Vice President, Corporate Affairs
Two Princess Road
Lawrenceville, New Jersey 08648

April 9, 2002

                          THE MIIX GROUP, INCORPORATED
                         ANNUAL MEETING OF SHAREHOLDERS
                          10:00 A.M. (EDT), MAY 9, 2002

                                TWO PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648
--------------------------------------------------------------------------------

                              ADVANCE REGISTRATION

Advance registration for The MIIX Group, Incorporated, Annual Meeting will expedite your entry into the meeting.

Attendance at the Annual Meeting is limited to MIIX Group shareholders, members of their immediate family or their named representative. We reserve the right to limit the number of representatives who may attend the meeting. Shareholders may register at the door on the day of the meeting by showing proof of ownership of MIIX Group shares.

o If you plan to attend the Annual Meeting and you hold your MIIX Group shares directly with the Company, please follow the Advance Registration instructions on your proxy form, which was included in the mailing from the Company.

o If your MIIX Group shares are held for you in a brokerage, bank or other institutional account and you wish to pre-register, please send your Annual Meeting Advance Registration Request to:

                The MIIX Group, Incorporated
                Two Princess Road
                Lawrenceville, New Jersey 08648

                Attention:  Catherine E. Williams

Please include the following information:

o     Your name and complete mailing address.
o     The name(s) of any family members who will accompany you.
o If you will be naming a representative to attend the meeting on your behalf, the name of that individual.
o Proof that you own MIIX Group shares (e.g., a photocopy of a brokerage or other account statement).

APPENDIX A

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

o Review and appraise the efforts of the Company's independent auditors and the Company's Finance Department.

o Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or, at the Company's expense, outside organizations.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until removed by the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with senior management, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company's financials consistent with Section IV.3. of this Charter. If the Company should make an acquisition, the Committee should meet promptly thereafter to assess the financial reporting, systems and internal controls of the business acquired.

IV. RESPONSIBILITIES AND DUTIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any significant reports or other significant financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3. Review with financial management and the independent auditors the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT AUDITORS

4. Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness, and such other factors the Committee deems appropriate, and approve the fees and other compensation to be paid to the independent auditors. At least annually, the Committee should review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors' independence.

5. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

6. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements and internal reports.

FINANCIAL REPORTING PROCESSES

7. In consultation with the independent auditors and the Chief Financial Officer, review the integrity of the organization's financial reporting processes, both internal and external.

8. Consult with management and the independent auditors, out of the presence of the other, regarding their judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

9. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

PROCESS IMPROVEMENT

10. Establish regular and separate systems of reporting to the Audit Committee by management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with management and the independent auditors any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any disagreements among management and the independent auditors in connection with the preparation of the financial statements even if such differences have been resolved.

13. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15. Review management's monitoring of the Company's compliance with the organization's Code of Ethical Conduct, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

16. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

17. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

18. Conduct or authorize investigations into any matters which the committee believes comes within their scope of responsibilities. The committee shall be empowered to retain independent counsel, auditors, or others to assist it in the conduct of any investigation.

19. Perform any other activities consistent with this Charter, the Company's By-Laws and governing law, as the Committee or the Board deems necessary or appropriate.

[LOGO]  The MIIX Group Incorporated
        c/o EquiServe Trust Company, N.A.
        P.O. Box 8240
        Edison, NJ 08818-9177

--------------------------------------------------------------------------------

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 9, 2002

Paul J. Hirsch, M.D. and Martin L. Sorger, M.D. or either of them individually and each of them with the power of substitution, are hereby appointed Proxies of the undersigned to represent and to vote all stock of The MIIX Group, Incorporated, owned of record on March 22, 2002, by the undersigned at the Annual Meeting of Shareholders to be held at The MIIX Group, Two Princess Road, Lawrenceville, New Jersey, at 10:00 a.m., (EDT), on Thursday, May 9, 2002, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form and as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes all prior proxies. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1.

1.    ELECTION OF DIRECTOR NOMINEES:
      1.    Patricia Anne Costante              3.    Angelo S. Agro, MD
      2.    Carl Restivo Jr., MD

(SHARES CANNOT BE VOTED UNLESS THIS PROXY FORM IS SIGNED AND RETURNED, IS SUBMITTED BY TELEPHONE OR VIA THE INTERNET, ARE VOTED IN PERSON, OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.)

COMMENTS/CHANGE OF ADDRESS (Please mark the box on the reverse side.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

--------------------------------------------------------------------------------

                          The MIIX Group, Incorporated

                                 Annual Meeting
                                of Shareholders

                             Thursday, May 9, 2002
                                   10:00 a.m.
                                 The MIIX Group
                               Two Princess Road
                           Lawrenceville, New Jersey

Attendance at The MIIX Group, Incorporated Annual Meeting is limited to MIIX Shareholders, members of their immediate families or their named representatives. We reserve the right to limit the number of guests or representatives who may attend the meeting.

Shareholders may register at the door on the day of the meeting by showing proof of ownership of MIIX shares.

                        ADVANCE REGISTRATION INFORMATION

Name ___________________________________________________________________________

Address_________________________________________________________________________

______________________________________________________ Zip _____________________

Phone Number ___________________________________________________________________

Names of family members who will also attend:

________________________________________________________________________________

________________________________________________________________________________

I am a MIIX Shareholders. My representative at the Annual Meeting will be:

________________________________________________________________________________
                                  Please Print

Please return the completed registration form in the enclosed envelope if you plan to attend the meeting.

|X| PLEASE MARK YOUR                                                   | 5856
    VOTE AS IN THIS                                                    |
    EXAMPLE.                                                           |____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

                                FOR             WITHHELD
1. Election of Directors        |_|                |_|
   (see reverse)

For, except vote withheld from the following nominee(s):

________________________________________________________

--------------------------------------------------------------------------------
 IF VOTING BY TELEPHONE OR VIA THE INTERNET, PLEASE FOLLOW INSTRUCTIONS BELOW.
--------------------------------------------------------------------------------

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please use the reverse side for change of address or
comments. Put an X in this box if you have written
on the reverse side.                                            |_|

SIGN HERE                                             PLEASE CALL (888) 359-8644
                                                      IF YOU HAVE ANY QUESTIONS.


SIGNATURE(S)___________________________________ DATE ___________________________
SIGNATURE: Please sign exactly as your name or names appear above. If more than one owner, all shareholders must sign. When signing as an attorney, executor, trustee, or guardian, please give your full title as such.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

[LOGO]
                              TWO EASY WAYS TO VOTE

Dear Shareholder:

The MIIX Group, Incorporated encourages you to take advantage of convenient way by which you can submit your proxy. You can submit your proxy electronically over the Internet or by telephone. This eliminates the need to return the proxy card.

To submit your proxy electronically, you must use the control number (printed in the box above, just below the perforation) as well as your social security number for this account.

To vote via the Internet:

o Log onto the Internet, got the web site HTTP://WWW.EPROXYVOTE.COM/MHU, and follow the on-line instructions on your computer screen.

To vote by telephone:

o     Using a touch-tone telephone, U.S. and Canadian shareholders may dial
      (877) 779-8683. This telephone number can be called 24 hours a day, 7 days a week. Then follow the instructions to submit your vote.

IF YOU CHOOSE TO SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

Also, if you have any questions or need assistance in voting, U.S. and Canadian shareholders please call (888) 359-8644.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.